UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2014

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey		07073
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2014, the New York Stock Exchange (the “NYSE”) notified Kid Brands, Inc. (the “Company”), and on March 25, 2014 issued a press release, stating that the NYSE has determined that trading of the Company’s common stock on the NYSE will be suspended prior to the opening of trading on Monday, March 31, 2014, and that it intends to commence proceedings to delist the Company’s common stock by filing a delisting application with the Securities and Exchange Commission. This resulted from the NYSE’s determination that the Company was not in compliance with the NYSE’s continued listing standard set forth in Section 802.01B of its Listed Company Manual, because the Company’s average global equity market capitalization was less than $15.0 million over a consecutive 30 trading-day period.

The Company does not intend to appeal the NYSE’s determination.

The Company’s shareholders remain owners of the Company, and effective March 31, 2014, the Company anticipates that its common stock will be immediately eligible for quotation on the OTCQB Marketplace under the symbol “KIDB”. The OTCQB Marketplace is a market tier operated by OTC Markets Group Inc. for over-the-counter traded companies. The transition to the OTCQB Marketplace will not change the Company’s obligation to file periodic and other reports with the SEC under applicable federal securities laws.

The Company previously disclosed that it had fallen below the NYSE’s continued listing criteria because: (i) its average global market capitalization over a consecutive 30 trading-day period was less than $50.0 million at the same time that stockholders’ equity was less than $50.0 million; and (ii) the average closing price of its common stock was less than $1.00 over a consecutive 30 trading-day period. The Company’s business plan to cure the deficiency set forth in clause (i) above was previously accepted by the NYSE, however, in light of the subsequent noncompliance with the aforementioned minimum market capitalization standard, this plan process is no longer available.

Section 8 — Other Events

Item 8.01 Other Events

On March 28, 2014, the Company issued a press release announcing the delisting determination and the Company’s transition to the over the counter market described above. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this report:

99.1	Press Release, dated March 28, 2014, announcing the NYSE’s delisting determination and the Company’s transition to the over the counter market.

Cautionary Note Regarding Forward-Looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to the Company’s plans as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Additional written and oral forward-looking statements may be made by us from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management and assumptions regarding our future performance. Forward-looking statements include, but are not limited to, words such as “believe,” “plan,” “anticipate,” “estimate,” “project”, “may”, “planned”, “potential”, “should”, “will, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect,” “intend,” “seek” or the negative of or other variations on these and other similar expressions. We caution readers that results predicted by forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, whether a trading market for the Company’s common stock will exist on the OTCQB Marketplace or any other over the counter market, and those set forth under Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K, and subsequent filings with the SEC. Forward-looking statements are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2014	KID BRANDS, INC.

	By:	/s/ Kerry Carr
Kerry Carr
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

99.1	Press Release, dated March 28, 2014, announcing the NYSE’s delisting determination and the Company’s transition to the over the counter market.